CFBANC CORPORATION

CFBANC CORPORATION
1432 U STREET, N.W.
WASHINGTON, D.C. 20009

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CFBANC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D31238-S16577

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CFBANC CORPORATION

Proxy card for Class A common stockholders

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	Proposal to approve the merger of CFBanc with and into Broadway Financial Corporation ("Broadway") pursuant to the Agreement and Plan of Merger, dated as of August 25, 2020, as amended on January 14, 2021, by and among CFBanc and Broadway.	☐	☐	☐
2.	Proposal to approve one or more adjournments of the CFBanc special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of Proposal No. 1.	☐	☐	☐

NOTE: In their discretion, the proxy agents are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus is available at www.proxyvote.com.

D31239-S16577

CFBANC CORPORATION
Special Meeting of Stockholders
March 17, 2021 9:00 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Marie Johns and Brian Argrett, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of CFBANC CORPORATION that the Class A common stockholders are entitled to vote at the Special Meeting of stockholders to be held at 9:00 a.m. ET, on March 17, 2021, and any adjournment or postponement thereof. The undersigned will be able to attend the Special Meeting and ask questions and vote during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CFBANC2021SM and entering the information that is printed in the box marked by the arrow on this card.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposal No. 1 and FOR Proposal No. 2. If any other business is presented at the meeting, this proxy may be voted by the appointees with respect to any other matter that may properly come before the Special Meeting.

Continued and to be signed on reverse side

CFBANC CORPORATION
1432 U STREET, N.W.
WASHINGTON, D.C. 20009

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CFBANC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D31240-S16577 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CFBANC CORPORATION

Proxy card for Class B common stockholders and preferred stockholders

The Board of Directors recommends you vote FOR proposal 1.	**For**	**Against**	**Abstain**
1. Proposal to approve the merger of CFBanc with and into Broadway Financial Corporation ("Broadway") pursuant to the Agreement and Plan of Merger, dated as of August 25, 2020, as amended on January 14, 2021, by and among CFBanc and Broadway.	☐	☐	☐

NOTE: In their discretion, the proxy agents are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus is available at www.proxyvote.com.

D31241-S16577

CFBANC CORPORATION
Special Meeting of Stockholders
March 17, 2021 9:00 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Marie Johns and Brian Argrett, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock and preferred stock of CFBANC CORPORATION that the Class B common stockholders and preferred stockholders are entitled to vote at the Special Meeting of stockholders to be held at 9:00 a.m. ET, on March 17, 2021, and any adjournment or postponement thereof. The undersigned will be able to attend the Special Meeting and ask questions and vote during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CFBANC2021SM and entering the information that is printed in the box marked by the arrow on this card.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposal No. 1. If any other business is presented at the meeting on which the Class B common stockholders and preferred stockholders are entitled to vote, this proxy may be voted by the appointees with respect to any other such matter that may properly come before the Special Meeting.

Continued and to be signed on reverse side